SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report:  June 29, 2004  (Date of Earliest Event Reported: June 28, 2004))

POLYMER GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405
(Address of Principal Executive Offices, including Zip Code)

(843) 329-5151
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On June 28, 2004, Polymer Group, Inc. (the “Company”) entered into a new supply agreement with Johnson & Johnson Consumer Products Company, Inc. (“CPC”).  Under the terms of the new supply agreement, CPC and its related affiliates are required, subject to certain conditions, to purchase not less than $30 million annually of products from the Company and its associated companies, including its joint ventures in Argentina and Peoples Republic of China.  The new supply agreement is effective as of March 31, 2004, and terminates on March 31, 2007.  The new supply agreement replaces the existing supply agreement between the Company and Johnson & Johnson (“J&J”), which was scheduled to expire on March 15, 2005.   The Company also ended the arbitration that was initiated by the Company against J&J.  The Company received a payment from J&J of approximately $ 17 million, which will be used by the Company to pay certain costs and expenses associated with the arbitration, with the balance used for general corporate purposes which may include the repayment of outstanding indebtedness.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Polymer Group, Inc.

/s/ Willis C. Moore, III

Date: June 29, 2004	Name: Willis C. Moore, III
Its: Chief Financial Officer